EXHIBIT 32.1

Certification Pursuant to Rule 13a-14(b) and Section 1350, Chapter 63 of Title 18, United States Code

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, the undersigned officers of PolarityTE, Inc. (the “Company”), do hereby certify, to such officers’ knowledge, that:

The Quarterly Report on Form 10-Q for the period ending September 30, 2020 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2020

/s/ David Seaburg
David Seaburg
Chief Executive Officer

/s/ Jacob Patterson
Jacob Patterson
Interim Chief Financial Officer